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EXHIBIT 4.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                                   PENGE CORP.

                                   ARTICLE 1

                              STOCKHOLDERS MEETINGS

         1.1 ANNUAL MEETING. An annual meeting of the stockholders of Penge Corp. (the "CORPORATION") shall be held each year on the date, at the time, and at the place, fixed by the Board of Directors. The annual meeting shall be held for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. Failure to hold an annual meeting as required by these Bylaws shall not invalidate any action taken by the Board of Directors or officers of the Corporation.

         1.2 SPECIAL MEETINGS. Special meetings of the stockholders, for any purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer, President or the Board of Directors and shall be called by the President at the request of the holder(s) of not less than thirty percent (30%) of all outstanding votes of the Corporation entitled to be cast on any issue at the meeting.

         1.3 PLACE OF MEETINGS. Meetings of the stockholders shall be held at any place in or out of Nevada designated by the Board of Directors.

         1.4 MEETING BY TELEPHONE CONFERENCE. Stockholders may participate in an annual or special meeting by, or conduct the meeting through, use of any means of communication by which all stockholders participating may simultaneously hear each other during the meeting.

                                    ARTICLE 2

                               BOARD OF DIRECTORS

         2.1 NUMBER AND TERM. The number of directors of the Corporation shall be not less than three (3) (unless the number of stockholders entitled to vote for the directors of the Corporation is less than three (3), then the number of directors may be equal to or greater than the number of such stockholders) nor more than nine (9). The number of directors may be fixed or changed within the range specified in this Section 2.1 by means of a resolution adopted by the stockholders or by the Board of Directors.

         2.2 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of the stockholders.

         2.3 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman or Vice Chairman of the Board of Directors or the Chief Executive Officer, President or any two directors. The person or persons calling a special meeting of the Board of Directors may fix any place in or out of Nevada as the place for holding the special meeting of the Board of Directors.

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         2.4 NOTICE. Special meetings of the Board of Directors must be preceded by at least 24 hours notice to the directors prior to the meeting of the date, time, and place of the meeting. Notice may be communicated in person, by telephone, by any form of electronic communication, by mail, or by private carrier. At the written request of any director, notice of any special meeting of the Board of Directors shall be given to such director by facsimile or telex, as the case may be, at the number designated in writing by such director from time to time.

                                    ARTICLE 3

                                    OFFICERS

         3.1 APPOINTMENT. The Board of Directors shall appoint a President, a Secretary and a Treasurer. The Board of Directors may appoint any other officers, assistant officers, and agents as the Board of Directors determines from time to time, including, without limitation, a Chief Executive Officer. Any two or more offices may be held by the same person.

         3.2 TERM. The term of office of all officers commences upon their appointment and continues until their successors are appointed or until their resignation or removal.

         3.3 REMOVAL. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause.

         3.4 CHIEF EXECUTIVE OFFICER. If appointed, the Chief Executive Officer shall, subject to the direction and supervision of the Board of Directors (i) be the chief executive officer of the Corporation and have general and active control of its affairs and business and general supervision of its officers, agents and employees; (ii) in the absence of the Chairman and the Vice Chairman of the Board of Directors, preside at all meetings of the stockholders and the Board of Directors; (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iv) perform all other duties incident to the office of Chief Executive Officer and as from time to time may be assigned to him or her by the Board of Directors.

         3.5 PRESIDENT. The President shall, subject to the direction and supervision of the Board of Directors and the Chief Executive Officer (if one is appointed) (i) have general and active control of the Corporation's affairs and business and general supervision of the Corporation's officers, agents and employees; (ii) see that all orders and resolutions of the Board of Directors are carried into effect; (iii) perform all duties incumbent upon the Chief Executive Officer during the absence or disability of the Chief Executive Officer; and (iv) perform all other duties incident to the office of President and as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer (if one has been appointed).

         3.6 VICE PRESIDENTS. Vice Presidents, if appointed, shall perform all duties incumbent upon the President during the absence or disability of the President and in general perform all duties incident to the office of Vice President and as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the President.

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         3.7 SECRETARY. The Secretary shall record and keep the minutes of all meetings of the Board of Directors and stockholders in one or more books provided for that purpose and perform any other duties prescribed by the Board of Directors, the Chief Executive Officer or the President.

         3.8 TREASURER. The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation and shall perform any other duties prescribed by the Board of Directors, the Chief Executive Officer or the President.

                                    ARTICLE 4

                                ISSUANCE OF STOCK

         4.1 ADEQUACY OF CONSIDERATION. The authorization by the Board of Directors of the issuance of stock for stated consideration shall evidence a determination by the Board that such consideration is adequate.

         4.2 CERTIFICATES FOR STOCK. Every holder of stock of the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by two officers of the Corporation certifying the number of shares of stock owned by him or her in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

                                    ARTICLE 5

                                 INDEMNIFICATION

         5.1 THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his or her conduct was unlawful.

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         5.2 DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification shall not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         5.3 SUCCESS ON MERITS OR OTHERWISE. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.1 and 5.2 or in defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

         5.4 DETERMINATION. Any indemnification pursuant to Sections 5.1 or 5.2, unless ordered by a court or advanced pursuant to Section 5.5, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                  (a) By the stockholders;

                  (b) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

                  (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                  (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         5.5 PAYMENT IN ADVANCE. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this Section 5.5 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

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         5.6 OTHER INDEMNIFICATION; PERIOD OF INDEMNIFICATION. The
indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article 5:

                  (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these Bylaws, an agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Sections 5.1 or 5.2 or for the advancement of expenses made pursuant to Section 5.5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                  (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

                                    ARTICLE 6

                       ACQUISITION OF CONTROLLING INTEREST

         The Corporation hereby opts out of the provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, and the provisions of those sections do not apply in any way to the Corporation or to the acquisition of a controlling interest in the Corporation.

                                    ARTICLE 7

                                   AMENDMENTS

         The Corporation's Board of Directors may amend these Bylaws, except to the extent that the Articles of Incorporation, these Bylaws, or Chapter 78 of the Nevada Revised Statutes reserve this power exclusively to the stockholders in whole or in part. The Corporation's stockholders may amend or repeal the Corporation's Bylaws even though the Bylaws may also be amended or repealed by the Corporation's Board of Directors.



Adopted effective as of October 22, 2004.


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